EXHIBIT

                                      24.1

                       CONSENT OF PINKHAM & PINKHAM, P.C.

                          Certified Public Accountants


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

                             Pinkham & Pinkham, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                         Report of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of The Tirex Corporation on Form S-8 of our report dated February 9, 1999, appearing in the incorporated by reference Annual Report on Form 10-KSB of The Tirex Corporation for the year ended June 30, 1998.

                                                /s/ Pinkham & Pinkham, P.C.
                                                    -----------------------
                                                    Pinkham & Pinkham, P.C.
                                                    Certified Public Accountants
May 11, 1999
Cranford, New Jersey

514 Centennial Avenue, Cranford, N.J. 07016 Tel.: 908-653-1710 Fax: 908-65301713

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